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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                OCTOBER 29, 2004


                              DIOMED HOLDINGS, INC.


           DELAWARE                      000-32045               84-1480636
(State or other jurisdiction of  (Commission File Number)  (IRS Employer
        incorporation)                                       Identification No.)

              1 DUNDEE PARK
               ANDOVER, MA                                      01810
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)


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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2004, Diomed, Inc. ("Diomed"), a wholly-owned subsidiary of Diomed Holdings, Inc. (the "Company"), terminated its $2.5 million revolving line of credit with Silicon Valley Bank. Diomed terminated the line of credit as part of its working capital program in connection with completing the financing referenced under Item 3.02, below. At no time during the term of the line of credit had Diomed drawn down on the line of credit, and, accordingly, there were no amounts outstanding at the time of termination.

The line of credit, which had been entered into as of June 8, 2004, was secured by the assets of Diomed (excluding intellectual property), and Diomed had also entered into a negative pledge in respect of its intellectual property. Diomed terminated these arrangements concurrently with the line of credit. Also, the Company had granted a guarantee (secured by the Company's assets, other than intellectual property) of Diomed's obligations under the line of credit. This guarantee was terminated simultaneously with the line of credit.

The complete terms of the line of credit are included with the Company's Current Report on Form 8-K filed with the Commission on June 16, 2004, which is incorporated by reference herein in its entirety.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On October 25, 2004, the Company completed the sale of $7,000,000 aggregate principal amount of its Variable Rate Convertible Debentures (the "Debentures") which mature on October 27, 2008, 2,362,420 shares of its common stock and warrants to purchase 3,013,671 shares of its common stock to accredited investors in a private placement financing transaction.

The Company received gross proceeds of $10,614,503 from the financing, which the Company will use for general working capital purposes. The Company paid a cash commission of $743,015 to Roth Capital Partners LLC for the sale of the securities in the financing. The financing was completed after all conditions precedent to the closing were satisfied. These conditions included listing with the American Stock Exchange the common stock underlying the Debentures and warrants that the Company sold in the financing.

The securities issued in the private placement financing transaction were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. This exemption applies because the Company did not make any public offer to sell any securities, but rather, the Company only offered securities to persons known to the Company to be accredited investors and only sold securities to persons who represented to the Company in writing that they are accredited investors.

For a description of the terms of this financing, including the terms of the Debentures and the warrants, see the Company's Current Report on Form 8-K filed with the Commission on September 29, 2004, which is incorporated by reference herein in its entirety.

The Company also issued a press release relating to the closing of the financing transaction on October 26, 2004, which is filed as an exhibit with this Current Report and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      99.1 Press Release dated October 26, 2004, regarding closing of private placement financing

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DIOMED HOLDINGS, INC.
                                (Registrant)

Date:    October 29, 2004       By:        /s/  JAMES A. WYLIE, JR.
                                          --------------------------
                                Name:     James A. Wylie, Jr.
                                Title:    President and Chief Executive Officer


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List of Exhibits

      99.1 Press Release dated October 26, 2004, regarding closing of private placement financing